                                                Filed Pursuant to Rule 424(b)(3)
                                                             File No. 333-106476

          American Business Financial Services, Inc. Investment Notes

               (Investment Notes and Uninsured Money Market Notes)

                                 Rate Supplement

                      Prospectus Supplement dated 09/30/04

  Rates for
New Investors


                Term                    Rate                Annual Yield*
      |----------------------|-------------------------------------------------|
      |         3 mos.       |          8.25%                   8.59%          |
      |                      |                                                 |
      |        4-5 MOS.      |         10.00%                  10.51%          |
      |                      |                                                 |
      |       6-11 mos.      |          9.50%                   9.96%          |
      |                      |                                                 |
      |        7 MOS.        |         10.75%                  11.34%          |
      |                      |                                                 |
      |       12-17 mos.     |         10.50%                  11.06%          |
      |                      |                                                 |
      |        13 MOS.       |         12.00%                  12.74%          |
      |                      |                                                 |
      |       18-29 mos.     |         10.00%                  10.51%          |
      |                      |                                                 |
      |      30-120 mos.     |          9.00%                   9.41%          |
      |                      |                                                 |
      |----------------------|-------------------------------------------------|

                             ($1,000-$19,999)          ($20,000-$100,000)
                          Rate     Annual Yield      Rate       Annual Yield
|---------------------|---------------------------|----------------------------|
|     UNINSURED       |                           |                            |
| MONEY MARKET NOTE** |   4.88%        5.00%      |  5.88%           6.05%     |
|---------------------|---------------------------|----------------------------|

                          Minimum Investment is $1,000

        FOR INVESTMENTS OF $100,000 OR MORE, PLEASE CONTACT US FOR RATES.

  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can be made only by the Prospectus dated November 7, 2003 and Prospectus Supplement dated August 31, 2004, delivered in conjunction with this Rate Supplement. See "Risk Factors" in the Prospectus and current Prospectus Supplement for a discussion of certain factors which should be considered in connection with an investment in the Notes.

* The Annual Yield assumes all interest reinvested daily for 1 year. For terms less than 1 year: Annual Yield provided for comparison purposes; actual yield to maturity will be less.

These rates are available from October 5, 2004 through October 11, 2004.

**The interest paid on the Uninsured Money Market Notes is subject to change from time to time at the sole discretion of ABFS provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such Notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such Notes.

You may obtain an additional copy of the Prospectus dated November 7, 2003 and Prospectus Supplement dated August 31, 2004 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.

   INVESTMENT NOTES AND UNINSURED MONEY MARKET NOTES REPRESENT OBLIGATIONS OF
      ABFS AND ARE NOT CERTIFICATES OF DEPOSIT OR INSURED OR GUARANTEED BY
                   THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

                                    ABFS(SM)
                      AMERICAN BUSINESS FINANCIAL SERVICES
                               WWW.ABFSONLINE.COM
                      FOR INFORMATION CALL 1-800-776-4001

                                                Filed Pursuant to Rule 424(b)(3)
                                                             File No. 333-106476

          American Business Financial Services, Inc. Investment Notes

               (Investment Notes and Uninsured Money Market Notes)

                                 Rate Supplement

                      Prospectus Supplement dated 09/30/04


                Term                    Rate                Annual Yield*
      |----------------------|-------------------------------------------------|
      |         3 mos.       |          8.25%                   8.59%          |
      |                      |                                                 |
      |        4-5 MOS.      |         10.00%                  10.51%          |
      |                      |                                                 |
      |       6-11 mos.      |          9.50%                   9.96%          |
      |                      |                                                 |
      |        7 MOS.        |         10.75%                  11.34%          |
      |                      |                                                 |
      |       12-17 mos.     |         10.50%                  11.06%          |
      |                      |                                                 |
      |        13 MOS.       |         12.00%                  12.74%          |
      |                      |                                                 |
      |       18-29 mos.     |         10.00%                  10.51%          |
      |                      |                                                 |
      |      30-120 mos.     |          9.00%                   9.41%          |
      |                      |                                                 |
      |----------------------|-------------------------------------------------|

                             ($1,000-$19,999)          ($20,000-$100,000)
                          Rate     Annual Yield      Rate       Annual Yield
|---------------------|---------------------------|----------------------------|
|     UNINSURED       |                           |                            |
| MONEY MARKET NOTE** |   4.88%        5.00%      |  5.88%           6.05%     |
|---------------------|---------------------------|----------------------------|

                          Minimum Investment is $1,000

        FOR INVESTMENTS OF $100,000 OR MORE, PLEASE CONTACT US FOR RATES.

  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can be made only by the Prospectus dated November 7, 2003 and Prospectus Supplement dated August 31, 2004, delivered in conjunction with this Rate Supplement. See "Risk Factors" in the Prospectus and current Prospectus Supplement for a discussion of certain factors which should be considered in connection with an investment in the Notes.

* The Annual Yield assumes all interest reinvested daily for 1 year. For terms less than 1 year: Annual Yield provided for comparison purposes; actual yield to maturity will be less.

These rates are available from October 5, 2004 through October 11, 2004.

**The interest paid on the Uninsured Money Market Notes is subject to change from time to time at the sole discretion of ABFS provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such Notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such Notes.

You may obtain an additional copy of the Prospectus dated November 7, 2003 and Prospectus Supplement dated August 31, 2004 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.

   INVESTMENT NOTES AND UNINSURED MONEY MARKET NOTES REPRESENT OBLIGATIONS OF
      ABFS AND ARE NOT CERTIFICATES OF DEPOSIT OR INSURED OR GUARANTEED BY
                   THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

                                    ABFS(SM)
                      AMERICAN BUSINESS FINANCIAL SERVICES
                               WWW.ABFSONLINE.COM
                      FOR INFORMATION CALL 1-800-776-4001